                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)


                                                                         For the Three Months
                                                                            Ended March 31,
                                                                            ---------------
                                                                       2001                 2000
                                                                       ----                 ----
Net Income                                                          $ 1,223,875        $   765,926
                                                                    ===========         ==========

BASIC EARNINGS:

Weighted average number of common shares
Outstanding                                                          18,311,628         19,089,428
                                                                    ===========         ==========

Basic earnings per common share:                                    $      0.07        $      0.04

DILUTED EARNINGS:

Weighted average number of common shares
Outstanding                                                          18,311,628         19,089,428
Stock options                                                           241,925            786,762
                                                                    -----------         ----------

Weighted average number of common shares
Outstanding, as adjusted                                             18,553,553         19,876,190
                                                                    ===========         ==========
Diluted earnings per common share:                                  $      0.07         $     0.04



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